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                                                                 EXHIBIT 11.01

                    EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES

                    COMPUTATION OF EARNINGS PER COMMON SHARE
                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                             THIRD QUARTER        FIRST NINE MONTHS
                                                           1997         1996      1997        1996
Net earnings                                              $     96   $     96   $    258  $     320
                                                          ========   ========   ========  =========


PRIMARY EARNINGS PER SHARE
  Average number of common shares outstanding                 78.2       77.9       78.0       78.8
  Common share equivalents (1)                                 0.7        0.6        0.6        0.8
                                                          --------   --------   --------  ---------
  Average number of common shares and
    share equivalents                                         78.9       78.5       78.6       79.6
                                                          ========   ========   ========  =========

Primary earnings per share                                $   1.22   $   1.22   $   3.28  $    4.02
                                                          ========   ========   ========  =========


FULLY DILUTED EARNINGS PER SHARE
  Average number of common shares outstanding                 78.2       77.9       78.0       78.8
  Common share equivalents (1)                                 0.8        0.7        0.8        0.8
                                                          --------   --------   --------  ---------
  Average number of common shares and
    share equivalents                                         79.0       78.6       78.8       79.6
                                                          ========   ========   ========  =========

Fully diluted earnings per share                          $   1.22   $   1.22   $   3.27  $    4.02
                                                          ========   ========   ========  =========





-----------------------
(1) Common share equivalents of the Company represent the effect of dilutive stock options outstanding during the period.

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